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                                                                     Exhibit 5.1

                            ANDREWS & KURTH L.L.P.
                  A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                  ATTORNEYS
                        1701 PENNSYLVANIA AVENUE, N.W.
OTHER OFFICES:                    SUITE 200
    HOUSTON              WASHINGTON, D.C. 20006-5805
    DALLAS                                             TELEPHONE: (202) 662-2700
  LOS ANGELES                                         TELECOPIER: (202) 662-2739
   NEW YORK                                                TELEX:  79-1208
 THE WOODLANDS
    LONDON

                               February 5, 1997


Aames Capital Corporation
Aames Capital Acceptance Corp.
3731 Wilshire Boulevard, 10th Floor
Los Angeles, California  90010

    Re: Aames Capital Corporation and Aames Capital Acceptance Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

    We have acted as counsel to Aames Capital Corporation, a California corporation ("ACC"), and Aames Capital Acceptance Corp., a Delaware corporation ("ACAC"), in connection with the authorization and proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of up to $2,800,000,000 aggregate principal amount of asset-backed certificates (the "Certificates") to be offered pursuant to a registration statement on Form S-3 (such registration statement, the "Registration Statement") relating to the Certificates. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among either ACC or ACAC, as applicable, as transferor (the "Transferor" for such Series), ACC, as servicer (in such capacity, the "Servicer") and a trustee to be identified in the prospectus supplement for such Series of Certificates (the "Trustee" for such Series).

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of ACC and ACAC, the form of Pooling and Servicing Agreement incorporated by reference as an exhibit to the Registration Statement, the forms of Certificates included in such form of Pooling and Servicing Agreement, the prospectus (the "Prospectus") and a form of prospectus supplement (the "Prospectus Supplement") incorporated by reference as an exhibit to the Registration Statement, and such other records, documents and statutes as we have deemed necessary for the purpose of this opinion.

    Based upon the foregoing, we are of the opinion that:

    1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized by all necessary action on the part of the related Transferor and has been duly executed and delivered by such Transferor, the Servicer, the Trustee and any other party thereto for such Series, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of such Transferor, enforceable against such Transferor, in accordance with its terms, except as
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Aames Capital Corporation
Aames Capital Acceptance Corp.
February 5, 1997
Page 2

enforcement thereof may be limited by (a) bankruptcy, insolvency reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

    2. When a Series of Certificates has been duly authorized by all necessary action on the part of the related Transferor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Certificates of such Series will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement.

    In rendering the foregoing opinions, we express no opinion to the laws of any jurisdiction other than the General Corporate Law of the State of Delaware, the laws of the State of California (excluding choice of law principles therein) and the federal laws of the United States of America.

    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the 1933 Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement, including this exhibit.

                                  Sincerely,


                                  /s/ ANDREWS & KURTH L.L.P.